UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2011

RailAmerica, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32579	65-0328006
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7411 Fullerton Street, Suite 300, Jacksonville, Florida		32256
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	800-342-1131

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2011, RailAmerica, Inc. (the "Company") entered into Amendment No. 2 ( the "Amendment") to its Asset Backed Loan Facility, dated as of June 23, 2009, among the Company, RailAmerica Transportation Corp., the lenders party thereto, Citicorp North America, Inc. and Citigroup Global Markets Inc. (the "ABL Facility.") The Amendment adjusts certain terms of the ABL Facility and increases the threshold for Restricted Payments, as defined in the ABL Facility, to allow share repurchases of the Company’s common stock in an amount not exceed $75 million without affecting other Restricted Payment baskets.

Except as expressly amended, the form of the ABL Facility remains unchanged. The description of the Amendment No. 2 to the Asset Backed Loan facility is not complete and is qualified in its entirety by the full text of such document, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:
Exhibit No. Description
10.1 Amendment No. 2 to the Asset Backed Loan Facility entered into on February 23, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RailAmerica, Inc.

February 24, 2011	By:	B. Clyde Preslar

Name: B. Clyde Preslar
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to the Asset Backed Loan Facility entered into on February 23, 2011